UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2017

Healthier Choices Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective 5:00 p.m. on March 3, 2017, Vapor Corp. (the “Company”) changed its name to Healthier Choices Management Corp. The name change was made by amending the Certificate of Incorporation of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”). The amendment to effectuate the name change was approved in accordance with the Company’s Certificate of Incorporation and Section 242 of the DGCL. A copy of the Amendment to the Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1. In addition, simultaneously with the effectiveness of the change in the corporate name, the Board of Directors of the Company also amended the Bylaws of the Company to reflect the change in the name of the corporation to Healthier Choices Management Corp. and restated the Bylaws in their entirety to reflect the change in the corporate name. A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.2.

Item 8.01 Other Events

As of March 6, 2017, the Company’s common stock will be traded on the OTC Pink marketplace under the trading symbol “HCMC.” Holders of stock certificates bearing the prior corporate name need not take any action at this time to change the stock certificates to reflect the new corporate name. The new CUSIP number for the Company’s common stock is 42226N 109.

On March 3, 2017, the Company issued a press release announcing its name change. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Amendment to Certificate of Incorporation of Healthier Choices Management Corp. as filed with the Secretary of State of the State of Delaware on March 3, 2017 and effective as of 5:00 p.m. on March 3, 2017

3.2	Amended and Restated Bylaws of Healthier Choices Management Corp. effective as of 5:00 p.m. on March 3, 2017

99.1	Press Release, dated March 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: March 3, 2017	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Certificate of Incorporation of Healthier Choices Management Corp. as filed with the Secretary of State of the State of Delaware on March 3, 2017 and effective as of 5:00 p.m. on March 3, 2017

3.2	Amended and Restated Bylaws of Healthier Choices Management Corp. effective as of 5:00 p.m. on March 3, 2017

99.1	Press Release, dated March 3, 2017